Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports improved 3rd quarter results

NEW ALBANY, Ind. (October 26, 2006) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the third quarter ended September 30, 2006. The following tables summarize the Company's third quarter results (in thousands, except per share data):

                                             Quarter Ended,                    Quarter Ended
                                              September 30,          Percent      June 30,       Percent
                                           2006          2005        Change         2006         Change
                                           ----          ----        ------         ----         ------
Net income .........................    $   1,314     $   1,201        9.4%      $     934        40.7%
Net income per share, basic ........    $    0.38     $    0.46      (17.4)      $    0.36         5.6
Net income per share, diluted ......    $    0.38     $    0.45      (15.6)      $    0.36         5.6

                                            Nine Months Ended,
                                               September 30,         Percent
                                           2006          2005        Change
                                           ----          ----        ------
Net income .........................    $   3,043     $   2,907        4.7%
Net income per share, basic ........    $    1.06     $    1.11       (4.5)
Net income per share, diluted ......    $    1.04     $    1.09       (4.6)

                                               September 30,         Percent    December 31,     Percent
                                           2006          2005        Change         2005         Change
                                           ----          ----        ------         ----         ------
Total assets .......................    $ 837,499     $ 647,588       29.3%      $ 665,008        25.9%
Loans, net .........................      620,268       497,966       24.6         512,448        21.0
Total deposits .....................      579,467       447,663       29.4         464,836        24.7
Non-interest bearing deposits ......       77,699        47,996       61.9          47,573        63.3

Net income for the three months ended September 30, 2006 improved 9.4% from the same period in 2005 primarily because of the acquisition of The Bancshares Inc.
(TBI), parent company of The Scott County State Bank in Scottsburg, Indiana. Net income compared to the second quarter of 2006 was up 40.7%, mostly due to the acquisition of TBI. Diluted net income per share for the quarter ended September 30, 2006 increased 5.6% from the second quarter of 2006 in spite of the fact that the Company issued 862,875 shares in connection with the acquisition of TBI on July 1, 2006. Net income for the nine months ended September 30, 2006 increased by 4.7% over the same period in 2005.

Net income for the third quarter of 2005 was substantially affected by a $656,000 non-taxable gain on life insurance benefit, an impact of $0.25 per diluted share, which also resulted in a lower tax rate for the 2005 period. Net income for the nine months ended September 30, 2005 was affected by the $656,000 life insurance benefit and a $228,000 gain during the second quarter of 2005, net of related tax impacts, on the disposition of an equity stock position it held in a company that provides data processing services to the banking industry. These two non-recurring items together had an impact of $0.33 per diluted share on net income for the first nine months 2005.

"We were happy to welcome The Scott County State Bank in Scottsburg, Indiana to the Community Bank Shares family effective July 1, 2006. So far the integration of the bank into our organization has gone very smoothly. The bank has almost half of the Scott County deposit market share according to the FDIC and provides excellent customer service to the people of Scottsburg and the surrounding communities. While we will continue to look for ways to maximize our operating efficiency at the top level, we understand that the true strength of The Scott County State Bank is its people. Accordingly, we will do everything we can to ensure that the customers of the bank continue to receive the outstanding customer service to which they have become accustomed," stated James D. Rickard, President and Chief Executive Officer of Community Bank Shares.

Mr. Rickard continued, "The current interest rate environment has been difficult for many banks to deal with and we have been no exception. With the inverted yield curve our incremental funding costs have risen faster than our incremental yield on earning assets, putting downward pressure on our net interest margin. Improved credit quality and growth in core non-interest income has helped to partially offset the pressure on net interest income, and we will continue to work diligently at maintaining our credit quality and improving non-interest income. We have seen substantial growth in deposit service charges for both the three and nine month periods, which is directly related to growth in both the number and dollar amount of non-interest bearing deposits, which is one of our top organizational objectives."

Asset Quality

                                                           September 30,    December 31,   September 30,
                                                               2006             2005           2005
                                                               ----             ----           ----
Non-performing loans to total loans ...................          0.84%           1.06%           1.11%
Non-performing assets to total loans ..................          0.94            1.08            1.13
Net loan charge-offs to average loans (1) .............          0.21            0.07            0.07
Allowance for loan losses to total loans ..............          0.91            1.14            1.18
Allowance for loan losses to non-performing loans .....        108.71          107.58          105.86
Classified loans ......................................      $ 13,438        $ 12,863        $ 15,577
Impaired loans ........................................      $  1,284        $  2,483        $  4,733

      |_| Net loan charge-offs to average loans as of September 30, 2006 and September 30, 2005 are presented on an annualized basis.

Provision for loan losses was $694,000 less than the same quarter last year, primarily as a result of a decline in classified and impaired loans over the last twelve months.

Non-Interest Income

                                                                                                     Nine
                                                              Quarter Ended                      Months Ended
                                                              September 30,       Percent        September 30,       Percent
(Dollars in thousands)                                       2006       2005      Change        2006       2005      Change
                                                             ----       ----      ------        ----       ----      ------
Service charges on deposit accounts ....................   $   983    $   688       42.9%     $ 2,468    $ 1,873       31.8%
Commission income ......................................        33         21       57.1           76         58       31.0
Gain on sale of mortgage loans .........................        47        164      (71.3)         198        371      (46.6)
Loan servicing income, net of amortization .............        14          7      100.0           48         27       77.8
Increase in cash surrender value of life insurance .....       138        138        0.0          413        392        5.4
Other ..................................................        93         39      138.5          212        137       54.7
                                                           -------    -------                 -------    -------
   Subtotal ............................................     1,308      1,057       23.7        3,415      2,858       19.5
Gain on sales of available for sale securities .........        --         --         --           --         23          *
Gain on recognition of life insurance benefit ..........        --        656          *           --        656          *
Gain on disposition of equity stock ....................        --         16          *           18        345      (94.8)
                                                           -------    -------                 -------    -------
   Total ...............................................   $ 1,308    $ 1,729      (24.3)%    $ 3,433    $ 3,882      (11.6)%
                                                           =======    =======                 =======    =======

o     Not meaningful.

Deposit service charges increased 42.9% for the three months ended September 30, 2006 due primarily to the acquisition of The Bancshares, Inc. on July 1, 2006 and to the growth in the number of non-interest checking accounts over the last year.

Non-Interest Expense

                                                                                          Nine
                                                    Quarter Ended                     Months Ended
                                                    September 30,        Percent      September 30,       Percent
(Dollars in thousands)                             2006       2005       Change      2006       2005      Change
                                                   ----       ----       ------      ----       ----      ------
Salaries and employee benefits ..............    $ 2,787    $ 2,318       20.2%    $ 7,276    $ 6,602       10.2%
Occupancy ...................................        417        276       51.1       1,106        890       24.3
Equipment ...................................        326        310        5.2         846        881       (4.0)
Data Processing .............................        509        491        3.7       1,607      1,356       18.5
Marketing and advertising ...................        123         98       25.5         403        377        6.9
Legal and professional service fees .........        276        214       29.0         757        571       32.6
Other .......................................        638        435       46.7       1,628      1,211       34.4
                                                 -------    -------                -------    -------
   Total ....................................    $ 5,076    $ 4,142       22.5%    $13,623    $11,888       14.6%
                                                 =======    =======                =======    =======

The  Company's   non-interest   expenses  increased  primarily  because  of  the
acquisition of The Bancshares, Inc. on July 1, 2006.

Community Bank Shares of Indiana, Inc. is the parent company of two full-service banking subsidiaries, Your Community Bank in New Albany, Indiana, and, as of July 1, 2006, The Scott County State Bank in Scottsburg, Indiana. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2005 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                             September 30,    December 31,
                                                                 2006             2005
                                                             -------------    ------------
                                                                    (In thousands)
ASSETS
Cash and due from banks                                        $  20,572       $  11,225
Interest bearing deposits in other financial institutions          1,432           1,358
Securities available for sale, at fair value                     127,242          98,835
Loans held for sale                                                2,271           1,694
Loans, net                                                       620,268         512,448
Premises and equipment, net                                       16,003          10,933
Core deposit intangible                                            2,992              --
Goodwill                                                          14,402              --
Other assets                                                      32,317          28,515
                                                               -------------------------
     Total Assets                                              $ 837,499       $ 665,008
                                                               =========================

LIABILITIES
Deposits
     Non-interest bearing                                      $  77,729       $  47,573
     Interest bearing                                            501,738         417,263
                                                               -------------------------
         Total deposits                                          579,467         464,836
Short-term borrowings                                             71,307          47,735
Federal Home Loan Bank advances                                   97,513          98,000
Subordinated debentures                                           17,000           7,000
Other liabilities                                                  7,798           4,662
                                                               -------------------------
     Total Liabilities                                           773,085         622,233
                                                               -------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                              64,414          42,775
                                                               -------------------------
     Total Liabilities and Stockholders' Equity                $ 837,499       $ 665,008
                                                               =========================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                       Three Months Ended             Nine Months Ended
                                         September 30,                  September 30,
                                    -------------------------     -------------------------
                                       2006           2005           2006           2005
                                    ----------     ----------     ----------     ----------
                                         (In thousands,except share and per share data)
Interest income                     $   12,873     $    9,070     $   33,194     $   25,536
Interest expense                         7,165          4,554         18,676         12,306
                                    -------------------------------------------------------
Net interest income                      5,708          4,516         14,518         13,230
Provision for loan losses                   81            775            206          1,650
Non-interest income                      1,308          1,729          3,433          3,882
Non-interest expense                     5,096          4,142         13,643         11,888
                                    -------------------------------------------------------
Income before income taxes               1,839          1,328          4,102          3,574
Income tax expense                         525            127          1,059            667
                                    -------------------------------------------------------
Net income                          $    1,314     $    1,201     $    3,043     $    2,907
                                    =======================================================
Basic earnings per share            $     0.38     $     0.46     $     1.06     $     1.11
Diluted earnings per share          $     0.38     $     0.45     $     1.04     $     1.09
Basic weighted average shares
   outstanding                       3,448,018      2,616,991      2,882,695      2,621,310
                                    =======================================================